SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                                 __________

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                          TRAVELERS GROUP INC.

     (Exact name of registrant as specified in its charter)

         Delaware                                      52-1568099
 (State of incorporation or organization)            (I.R.S. Employer
                                                     Identification No.)

                             388 Greenwich Street
                           New York, New York 10013
     (Address of principal executive offices, including zip code)

      If this form relates to the        If this form relates to the
      registration of a class of         registration of a class of
      securities pursuant to             securities pursuant to
      Section 12(b) of the               Section 12(g) of the
      Exchange Act and is                Exchange Act and is
      effective pursuant to              effective pursuant to
      General Instruction A.(c),         General Instruction A.(d),
      please check the following         please check the following
      box.  (X)                          box. ( )

      Securities Act registration statement file number to which this form relates: 333-38647

      Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                        Name of each exchange on which
     to be so registered                        each class is to be registered

     Depositary Shares each representing          New York Stock Exchange
     a 1/20th interest in a share of 8.08%
     Cumulative Preferred Stock, Series J

     Depositary Shares each representing          New York Stock Exchange
     a 1/20th interest in a share of 8.40%
     Cumulative Preferred Stock, Series K


     Securities to be registered pursuant to Section 12(g) of the Act:

                               Not Applicable
                              (Title of Class)

     * Application to be made for listing, not for trading, in connection with the registration of the Depositary Shares



     ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          A description of the Registrant's securities to be registered hereunder appears under the headings "DESCRIPTION OF CAPITAL STOCK OF TRAVELERS FOLLOWING THE MERGER--Travelers Preferred Stock," "--New Travelers Preferred Stock," "--Travelers 8.08% Preferred Stock," "--Travelers 8.40% Preferred Stock" and "NEW TRAVELERS DEPOSITARY SHARES" in the Proxy Statement/Prospectus of the Registrant and Salomon Inc ("Salomon") in connection with the merger (the "Merger") of Salomon with a wholly owned subsidiary of the Registrant (the "Proxy Statement/Prospectus"), which Proxy Statement/Prospectus is referenced as Exhibit 99.1 hereto and incorporated herein by reference.

     ITEM 2.   EXHIBITS.

     EXHIBIT
     NUMBER         EXHIBIT DESCRIPTION

        3.1 Restated Certificate of Incorporation of the Registrant, Certificate of Designation of Cumulative Adjustable Rate Preferred Stock, Series Y, and Certificate of Amendment to the Restated Certificate of Incorporation, filed April 24, 1996, Certificate of Amendment to the Restated Certificate of Incorporation, filed April 23, 1997, Certificate of Designation of 6.365% Cumulative Preferred Stock, Series F, and Certificate of Designation of 6.213% Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 1-9924)), Certificate of Designation of 6.231% Cumulative Preferred Stock, Series H (incorporated by reference to Exhibit 4.01 to the Registrant's Current Report on Form 8-K, filed September 5, 1997 (File No. 1-9924)) and Certificate of Designation of 5.864% Cumulative Preferred Stock, Series M (incorporated by reference to Exhibit
                    4.01 to the Registrant's Current Report on Form 8-K, filed October 7, 1997 (File No. 1-9924)).

        3.2 By-Laws of the Registrant as amended through April 23, 1997 (incorporated by reference to Exhibit
                    3.02 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 (File No. 1-9924)).

        4.1 Form of Certificate of Designations of 8.08% Cumulative Preferred Stock, Series J, of the Registrant to be in effect as of the effective time of the Merger (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 of the Registrant filed October 24, 1997 (File No. 333-38647) (the "Form S-4")).

        4.2 Form of Certificate of Designations of 8.40% Cumulative Preferred Stock, Series K, of the Registrant to be in effect as of the effective time of the Merger (incorporated by reference to Exhibit 4.3 to the Form S-4).

        4.3 Form of Deposit Agreement between Salomon and First Chicago Trust Company of New York, as depositary, relating to Salomon's 8.08% Cumulative Preferred Stock, Series D, and 8.40% Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 4(d) to Salomon's Registration Statement No. 33-48199). Upon effectiveness of the Merger, as further described in the Proxy Statement/Prospectus, the Registrant will succeed to Salomon's rights and obligations and The Bank of New York will succeed to First Chicago's rights and obligations under the respective Deposit Agreement.

        4.4 Form of stock certificate evidencing the Registrant's 8.08% Cumulative Preferred Stock, Series J.

        4.5 Form of stock certificate evidencing the Registrant's 8.40% Cumulative Preferred Stock, Series K.

        4.6 Form of depositary receipt evidencing depositary shares of the Registrant's 8.08% Cumulative
                    Preferred Stock, Series J.

        4.7 Form of depositary receipt evidencing depositary shares of the Registrant's 8.40% Cumulative
                    Preferred Stock, Series K.

        99.1 Proxy Statement/Prospectus of the Registrant and Salomon, dated October 24, 1997 (included in the Form S-4 and incorporated by reference herein).



                                 SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TRAVELERS GROUP INC.

                                   By /s/ Robert Matza
                                      -----------------------------
                                      Robert Matza
                                      Vice President and Treasurer

     Dated:  November 20, 1997



                               EXHIBIT INDEX

     EXHIBIT
     NUMBER         EXHIBIT DESCRIPTION

        3.1 Restated Certificate of Incorporation of the Registrant, Certificate of Designation of Cumulative Adjustable Rate Preferred Stock, Series Y, and Certificate of Amendment to the Restated Certificate of Incorporation, filed April 24, 1996, Certificate of Amendment to the Restated Certificate of Incorporation, filed April 23, 1997, Certificate of Designation of 6.365% Cumulative Preferred Stock, Series F, and Certificate of Designation of 6.213% Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 1-9924)), Certificate of Designation of 6.231% Cumulative Preferred Stock, Series H (incorporated by reference to Exhibit 4.01 to the Registrant's Current Report on Form 8-K, filed September 5, 1997 (File No. 1-9924)) and Certificate of Designation of 5.864% Cumulative Preferred Stock, Series M (incorporated by reference to Exhibit
                    4.01 to the Registrant's Current Report on Form 8-K, filed October 7, 1997 (File No. 1-9924)).

        3.2 By-Laws of the Registrant as amended through April 23, 1997 (incorporated by reference to Exhibit
                    3.02 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 (File No. 1-9924)).

        4.1 Form of Certificate of Designations of 8.08% Cumulative Preferred Stock, Series J, of the Registrant to be in effect as of the effective time of the Merger (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-4 filed October 24, 1997 (File No. 333-38647) (the "Form S-4")).

        4.2 Form of Certificate of Designations of 8.40% Cumulative Preferred Stock, Series K, of the Registrant to be in effect as of the effective time of the Merger (incorporated by reference to Exhibit 4.3 to the Form S-4).

        4.3 Form of Deposit Agreement between Salomon and First Chicago Trust Company of New York, as depositary, relating to Salomon's 8.08% Cumulative Preferred Stock, Series D, and 8.40% Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 4(d) to Salomon's Registration Statement No. 33-48199). Upon effectiveness of the Merger, as further described in the Proxy Statement/Prospectus, the Registrant will assume Salomon's rights and obligations and The Bank of New York will succeed to First Chicago's rights and obligations as depositary under the respective Deposit Agreement.

        4.4 Form of stock certificate evidencing the Registrant's 8.08% Cumulative Preferred Stock, Series J.

        4.5 Form of stock certificate evidencing the Registrant's 8.40% Cumulative Preferred Stock, Series K.

        4.6 Form of depositary receipt evidencing depositary shares of the Registrant's 8.08% Cumulative
                    Preferred Stock, Series J.

        4.7 Form of depositary receipt evidencing depositary shares of the Registrant's 8.40% Cumulative
                    Preferred Stock, Series K.

        99.1 Proxy Statement/Prospectus of the Registrant and Salomon, dated October 24, 1997 (included in the Form S-4 and incorporated by reference herein).